Exhibit 10.2

ING USA Annuity and Life Insurance Company

909 Locust Street, Des Moines, Iowa 50309

Original #1 of 2

GUARANTEED FUNDING AGREEMENT

(Non-Participating)

CONTRACT NO.	IUS0296

OWNER:	Lion Connecticut Holdings, Inc.

STATE OF DELIVERY:	Connecticut

EFFECTIVE DATE:	August 10, 2007

EXPIRATION DATE:	August 10, 2012

SINGLE DEPOSIT:	$500,000,000.00

ING USA Annuity and Life Insurance Company ("Insurance Company") agrees in consideration of its receipt of the Single Deposit, and subject to the conditions and provisions of this Contract, to pay the Contract Payments specified herein.

The conditions and provisions set out on the attached pages form a part of this Contract as fully as if stated over the signatures below.

Entered into as of the Effective Date:

LION CONNECTICUT HOLDINGS, INC.	ING USA ANNUITY AND LIFE INSURANCE COMPANY
By: /s/ David Pendergrass Title: Vice President, Treasurer	/s/	Harry N. Stout President	/s/	Joy N. Benner Secretary
	By:	/s/ Brant Thurston Sr. Director of Operations, ING Institutional Markets

This is a Guaranteed Funding Agreement issued from the Insurance Company's general account. Interest is accrued throughout the life of the Contract on its current value at the Credited Interest Rate provided for in Schedule A of this Contract. The Single Deposit is returned and accrued interest is paid to the Owner, without adjustment, in scheduled Contract Payments as described in Schedule A.

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ARTICLE I

DEFINITIONS

1.1	"Contract" means this Guaranteed Funding Agreement, which is a binding agreement between the Owner and the Insurance Company.

1.2	"Credited Interest Rate" means the rate of interest specified in Schedule A.

1.3

"Single Deposit" means the amount of the Single Deposit set out on Page One, which must be received by the Insurance Company on the Effective Date from the Owner, plus, if allowed, any additional deposits which are paid pursuant to the terms of this Contract.

1.4	"Owner" means the Owner designated on Page One as the Owner of the Contract on the Effective Date or a successor trustee, if any.

1.5	"Insurance Company" means ING USA Annuity and Life Insurance Company.

ARTICLE II

ESTABLISHMENT AND MAINTENANCE OF

GUARANTEED FUND

2.1	Establishment of Guaranteed Fund

The Insurance Company shall, on the Effective Date, establish an accounting record called the Guaranteed Fund.

The Guaranteed Fund shall be the sum of the Single Deposit as defined in Section 1.3 and interest as credited in accordance with Section 2.2 less any Contract Payments made in accordance with Section 3.1. Any deposit made to the Single Deposit shall be credited to the Guaranteed Fund on the day it is received. Contract Payments shall be deducted from the Guaranteed Fund on the day they are paid.

2.2	Interest

Interest shall be earned daily on the Guaranteed Fund at the Credited Interest Rate set forth in Schedule A. Interest earned shall be credited to the Guaranteed Fund on the date such interest is paid. Monies accepted for the Contract shall earn interest from the date they are received by the Insurance Company up to, but not including, the date they are paid out. Such earned interest is paid pursuant to Section 2 of Schedule A.

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ARTICLE III

PROCEDURE FOR PAYOUT

3.1	Contract Payments

Contract Payments shall be paid to the Owner in accordance with Schedule A, if they fall on a day the Federal Reserve Wire Transfer System (the "System") is open. If the System is closed on any Contract Payment Date specified in Schedule A, or, if for any reason beyond the Insurance Company’s reasonable control the Contract Payment is not paid on a Contract Payment Date specified in Schedule A, the Contract Payment shall be paid on the first day thereafter that the System is open. The amount of the Contract Payment will equal the amount scheduled to be paid on the scheduled Contract Payment Date pursuant to Schedule A plus interest thereon at the Credited Interest Rate on the Guaranteed Fund from the date of the scheduled Contract Payment Date to the actual date of payment.

3.2	Surrender Value

This Contract may not be surrendered nor will any funds be paid to the Owner under this Contract except in accordance with Schedule A at the times specified therein.

3.3	No Loans

The Insurance Company will not make any loans on the security of this Contract.

ARTICLE IV

ASSIGNMENT AND TRANSFER

4.1	Assignment

If the Contract is owned in a trust capacity, the Contract may be absolutely assigned by the Owner to a successor trustee without the Insurance Company's consent, provided the Insurance Company is notified in a timely manner and receives proper documentation of the assignment. The Contract may not otherwise be assigned by the Owner without the prior written approval of the Insurance Company.

The Insurance Company may not abrogate its obligations under this Contract by assignment or otherwise.

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4.2	Transfer

This Contract has not been registered as a security under the Securities Act of 1933, as amended, or under any other federal or state laws relating to the registration of securities. This Contract may, therefore, be subject to securities laws restriction on its transfer and sale in addition to any such restrictions set forth in this Contract.

ARTICLE V

MISCELLANEOUS

5.1	Entire Contract

This Contract, including Schedule A, any rider, endorsements, exhibits or amendments which may be attached hereto, constitutes the entire agreement between the Insurance Company and the Owner. There are no promises or obligations other than those contained herein.

The Insurance Company may issue this Contract as duplicate originals. Originals so issued shall constitute the same contract and the Insurance Company's obligations shall not be increased or expanded due to the issuance of the duplicate originals.

5.2	Representations

The Insurance Company shall be entitled to rely and act solely on the reports, directions, proofs, notices, elections and other information furnished it by the Owner or its agent, which shall be conclusive and binding as to all persons or corporations claiming an interest hereunder.

5.3	Notice

Whenever any application, report, direction, request or election is made or notice or proof is given to the Insurance Company, it must be in writing and received by the Insurance Company. Such notice is to be hand delivered or sent by mail, telecopy, or other facsimile machine to ING Institutional Markets 1290 Broadway, Denver, CO 80203 or to fax #303-860-2690. An election shall be in a form satisfactory to the Insurance Company and if made and accepted shall not be subject to change or further election unless with the consent of the Insurance Company.

5.4	Currency

All monies payable to or by the Insurance Company shall be payable in lawful money of the United States of America in immediately available funds via wire transfer.

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5.5	Non-Waiver of Contract Provisions

Failure of the Insurance Company to enforce any provision of this Contract at any particular time or in any particular circumstances shall not operate to waive or modify such provision; nor shall it in any manner render such provisions unenforceable at any other time or to any other occurrence, whether or not the circumstances are the same.

5.6	Status of Guaranteed Fund

All monies under this Contract shall be part of the general corporate funds of the Insurance Company.

5.7	Ownership

Subject to any statutory restrictions, the Owner shall have and exercise all rights, powers and privileges under this Contract. Nothing in this Contract shall confer any rights whatsoever to any third party, nor shall any of its terms be enforceable by any third party who is not a party to this Contract.

5.8	Non-Participating

This Contract shall not participate or share in the earnings of the Insurance Company.

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SCHEDULE A

This Schedule is attached to, and hereby incorporated into, Contract No. IUS0296 (this “Contract”), issued by ING USA Annuity and Life Insurance Company (the “Insurance Company”) to Lion Connecticut Holdings, Inc. (the “Owner”).

1.	Definitions

(A)	Business Day means any day (other than a Saturday, Sunday or holiday) on which the Insurance Company, the Insurance Company’s bank and the Federal Reserve wire transfer system are open for business.

(B)	Contract Payment means all payments to be made to the Contract Owner pursuant to the terms of this Contract. All Contract Payments are subject to the provisions of Section 3 of this Contract.

(C)	Contract Payment Date means each Reset Date and the Maturity Date. If a Contract Payment Date is not a Business Day, the Contract Payment will be made on the first Business Day thereafter.

(D)

Credited Interest Rate shall equal 5.43% as of the Effective Date. On each Reset Date the Insurance Company shall reset the Credited Interest Rate to equal the three-month London Interbank Offered Rate (“LIBOR”) increased by 0.05%. LIBOR shall be determined from the Bloomberg page BBAM1 under the column labeled Fixed USD at 11:00 AM London time on the date that is two Business Days and London banking days prior to such Reset Date. In the event that the Bloomberg discontinues reporting three-month LIBOR rates at the frequency required for the calculation of the Credited Interest Rate under this Section, the Insurance Company will select a comparable nationally published rate as a replacement. For purposes hereof, a London banking day means any day on which banking institutions in London, England are open for business.

(E)

Election Date means the date or dates on which the Owner may elect not to extend the Maturity Date of the Contract in accordance with the provisions in Section 5, which shall be the 10th day of each August that this Contract is in effect, whether or not any such date is a Business Day, beginning August 10, 2008 and ending with the first Election Date for which the Owner has provided an election notice to the Insurance Company.

(F)	Expiration Date means the date specified on Page 1, which is the date on which this Contract is scheduled to terminate or, if such day is not a Business Day, the immediately following Business Day.

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(G)

Interest Period means the period commencing on a Reset Date and ending on the earlier of day immediately prior to the next Reset Date or the Maturity Date, except that the first Interest Period shall commence on the Effective Date and end on the day immediately prior to the first Reset Date.

(H)

Maturity Date means August 10, 2009 or such later date to which the Maturity Date is extended in accordance with the provisions in Section 5 below; provided, however that the Maturity Date may not be extended beyond the Expiration Date. All obligations of the Insurance Company terminate concurrent with its making the final Contract Payment on the earlier of the Maturity Date or the Expiration Date.

(I)

Reset Date means November 10, 2007 and the 10th day of each February, May, August and November thereafter, provided, that if such day is not a Business Day, the Reset Date shall be the immediately following Business Day.

2.	Interest Calculation

Interest shall be earned on an actual/360 basis. The amount of interest earned for the Contract Payment shall be calculated as (a)*(b)*(c) where:

(a)	equals the current balance of the Single Deposit in the Guaranteed Fund,
(b)	equals the Credited Interest Rate, and
(c)	equals x/360, where “x” is the actual number of days interest has been earned during the relevant Interest Period.

3.	Schedule of Contract Payments

On each Contract Payment Date, except the final Contract Payment Date, the Contract Payment amount shall equal the amount of interest earned on the Guaranteed Fund, but not yet paid. On the final Contract Payment Date, which is the Maturity Date, the Contract Payment amount shall equal the Guaranteed Fund balance as of such date.

4.	Contract Withdrawals Prior to Maturity

The Owner may not make unscheduled withdrawals under this Contract.

5.	Extension of Maturity Date

(A)

On each Election Date, provided that the Insurance Company has not received from the Owner a notice not to extend the Maturity Date of this Contract in accordance with Section 5(B) below, the Maturity Date will automatically extend to the 10th of each August that is 12 months from the current Election Date.

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(B)	Subject to the following conditions, the Owner may elect, on an Election Date, not to extend the Maturity Date of this Contract.

(i)

In order to terminate the automatic extension of the Maturity Date, the Owner must deliver to the Insurance Company an election notice in the form provided herein under Exhibit 1 during the notice period for the applicable Election Date. The notice period for each Election Date will begin on the 5th Business Day prior to the Election Date and end on that Election Date; provided, however, that if the Election Date is not a Business Day, the notice period will be extended to the next day that is a Business Day. The Owner’s election notice must be delivered to the Insurance Company no later than 2:00 p.m., New York City time, on the last Business Day in the notice period.

(ii)	An election not to extend the Maturity Date shall apply to the entire Single Deposit.

(iii)

Upon delivery to the Insurance Company of an election notice not to extend the Maturity Date, that election will be revocable during each day of such notice period, until 2:00 p.m., New York City time, on the last Business Day in such notice period, at which time such election notice will become irrevocable.

(C)

If, on an Election Date, the Owner notifies the Insurance Company as provided herein that it is electing not to extend the Maturity Date, the balance of the Guaranteed Fund will become due and payable on the then current Maturity Date or, if such day is not a Business Day, the Business Day immediately following that date.

6.	Contract Termination

The Owner may not terminate this Contract prior to the Expiration Date. Monies in the Guaranteed Fund, not withdrawn in accordance with the provisions hereof, shall be paid out in accordance with the schedule for Contract Payments in Section 3 of this Schedule A.

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7.	General

(A)	Insurance Company’s Disclaimers

It is expressly understood and agreed that the Insurance Company makes no representation as to the authority of the Owner to enter into or perform under this Contract or as to the legal or tax implications of the Contract for the Owner or any other person or entity. In performing its obligations hereunder, the Insurance Company is not acting as a fiduciary, agent, or other advisor or representative for the Owner or any other person or entity with respect to this Contract.

(B)	Owner’s Representations

The Owner represents it has its own independent counsel, financial, and/or tax advisor, and acknowledges that it has not relied on any documentation, opinions, or representations, other than those in this Contract, from the Insurance Company or any of the Insurance Company's agents, employees, officers, or directors as to such consequences.

(C)	Amendments

The Owner and the Insurance Company may mutually agree, in a writing signed by each party, to modify this Contract at any time. The Insurance Company may amend the Contract, upon providing the Owner with written notice thereof, to comply with applicable laws or regulations; provided, however, that such amendment will not remove nor modify any guarantee of the Single Deposit, interest earned and credited, and repayment of the Single Deposit made by the Insurance Company to the Owner hereunder.

(D)	Governing Law

This Contract shall be governed by and construed in accordance with the laws of the State of Delivery specified on Page 1, without regard to its conflicts of law rules.

(E)	Book Value

All Contract Payments made pursuant to this Schedule A will be made payable to the Owner and will be computed on a book value basis (i.e., deposits to this Contract, plus accrued interest, less previous Contract Payments, if any), without adjustment for investment gain or loss. Contract Payments made pursuant to this Schedule A will not be subject to any withdrawal or termination charges, penalties or expenses of any kind.

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(F)	Notice to the Owner:

Contact:	David Pendergrass Lion Connecticut Holdings, Inc.
Address:	5780 Powers Ferry Road NW Atlanta, GA 30327
Phone Number:	770-980-3312

(G)

The Owner, if an individual, acknowledges by signing the Contract that he or she has read the Contract and fully understands its provisions. If the Owner is an organization, the individual signing this Contract on its behalf acknowledges by such signing that he or she has read the Contract and fully understands its provisions and has determined that entering into this Contract is prudent and reasonable.

[End of Schedule A]

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Exhibit 1

Election Notice

Notice is hereby given to ING USA Annuity and Life Insurance Company (the “Insurance Company”) that the undersigned, as Owner of Guaranteed Funding Agreement Contract No. IUS0296 (the “Contract”) issued by the Insurance Company, elects not to extend the Maturity Date of the Contract in accordance with Section 5 of Schedule A of the Contract, beyond the 10th day of August, [20XX] provided such day is a Business Day, if not, then the immediately following Business Day.

For the purpose of this Election Notice, the current Election Date is the [XXth] day of [August, 20XX].

Dated:_____________________

LION CONNECTICUT HOLDINGS, INC.
By:
Name:
Title:

Acknowledged by:

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By:
Name:
Title: